EXHIBIT 99.2(l)

                       Law Offices of Stephanie A. Djinis
                              1749 Old Meadow Road
                                    Suite 310
                             McLean, Virginia 22102

February 26, 2004

Global Income Fund, Inc.
11 Hanover Square
New York, New York 10005

         Re:      Global Income Fund, Inc.
                  File Nos. 333-111045 and 811-08025

Dear Sir or Madam:

         Global Income Fund, Inc. (the "Corporation") is a corporation organized under the laws of the State of Maryland by Articles of Incorporation, as amended, restated and supplemented. You have requested our opinion as to certain matters regarding the issuance of certain Shares of the Corporation. As used in this letter, the term "Shares" means up to 1,739,185 of additional shares of common stock of the Corporation, par value $.01 per share, that may be issued pursuant to the Fund's rights offering as described in its registration statement filed with the U.S. Securities and Exchange Commission on Form N-2, Securities Act File Nos. 333-111045 and Investment Company Act No. 811-08025 ("Registration Statement").

         We have, as counsel, participated in various corporate and other matters relating to the Corporation. We have examined copies of the Corporation's Articles of Incorporation, as amended, restated and supplemented, the Corporation's By-laws, as amended, and other documents relating to the operation of the Corporation, either certified or otherwise proven to our satisfaction to be genuine, and we are generally familiar with its business affairs. Based upon the foregoing, it is our opinion that, when sold in accordance with the Articles of Incorporation, By-laws and the terms contemplated by the Registration Statement, the Shares will be legally issued, fully paid and nonassessable by the Corporation.

         We hereby consent to the filing of this opinion in connection with Pre-Effective Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission.

                                   Sincerely,

                                   /s/ Stephanie A. Djinis
                                   Stephanie A. Djinis